Exhibit 10.6

XENOGEN CORPORATION

DIRECTOR COMPENSATION POLICY

Effective upon the closing of the initial public offering of Xenogen Corporation, a Delaware corporation (the “Company”), non-employee directors of the Company shall receive the following compensation for their service as a member of the Board of Directors (the “Board”) of the Company:

Cash Compensation

Annual Retainer(s)

Each non-employee director shall be entitled to an annual cash retainer in the amount of $20,000 (the “Annual Retainer”). The Company shall pay such retainer on a quarterly basis in arrears, subject to the non-employee director’s continued service to the Company as a non-employee director on such date. Such amounts shall be prorated in the case of the service for less than the entire quarter.

In addition to the Annual Retainer, a non-employee director who serves as Chair of any of the Company’s three standing committees (Audit, Compensation and Nominating and Corporate Governance), shall be entitled to an additional annual cash retainer in the amount of $5,000, irrespective of the number of committees on which such non-employee director serves as Chair. The Company shall pay such retainer on a quarterly basis in arrears, subject to the non-employee director’s continued service to the Company as Chair of such committees on such date. Such amounts shall be prorated in the case of the service for less than the entire quarter.

Board and Committee Meeting Fees

Non-employee directors shall be entitled to receive a fee of $2,500 per day for any in person meeting of the Board. The fee of $2,500 per day shall be payable irrespective of the length of any such meeting, and to the extent committee meetings are held on the same day as, or in connection with, such board meeting, shall serve as the fee for such committee meetings as well.

Non-employee directors shall be entitled to receive a fee of $1,000 per day for any in person meeting of any committee of the Board not held on the same day as a meeting of the Board. The fee of $1,000 per day shall be payable irrespective of (i) the number of committee meetings in a given day, so long as such meetings are not held on the same day as a meeting of the Board, and (ii) the length of any such meetings.

Non-Employee directors shall be entitled to receive a fee of $500 per day for any formal telephonic meeting of the Board, irrespective of the length of such meeting, and to the extent telephonic meetings of any committee are held on the same day as a formal telephonic meeting of the Board, shall serve as the fee for such committee meetings as well.

Non-Employee directors shall be entitled to receive a fee of $500 per day for any formal telephonic meeting of any committee of the Board not held on the same day as a meeting of the Board. The fee of $500 per day shall be payable irrespective of (i) the number of committee meetings in a given day, so long as such meetings are not on the same day as a telephonic meeting of the Board, and (ii) of the length of any such meetings.

Equity Compensation

Initial Award Upon Initial Public Offering and for New Board Members

As of the date one business day after the date of the initial public offering or the date on first becoming a member of the Board, each non-employee director shall automatically receive a restricted stock award for that number of shares of the Company’s common stock equal to $40,000 divided by the fair market value of one share of Company common stock on the date of grant, with the number of shares rounded up to the nearest whole share. Such restricted stock award shall be subject to the terms and conditions of the Company’s 2004 Director Stock Plan, as amended, and the terms of the Restricted Stock Award Agreement issued thereunder.

Annual Award for Continuing Board Members

On the date of each annual meeting of the Company’s stockholders, each non-employee director shall automatically receive a restricted stock award for that number of shares of the Company’s common stock equal to $40,000 divided by the fair market value of one share of Company common stock on the date of grant, with the number of shares rounded up to the nearest whole share. Such restricted stock award shall be subject to the terms and conditions of the Company’s 2004 Director Stock Plan, as amended, and the terms of the Restricted Stock Award Agreement issued thereunder.

For those non-employee directors who were not a director on the effective date of the initial public offering (for grants to be made on the date of the annual stockholders meeting to be held in 2005) or the previous year’s annual stockholder meeting (for annual grants to be made after 2005), such annual restricted stock award will be pro-rated on a quarterly basis with respect to the date of joining the Board.

For purposes of this Director Compensation Policy “fair market value” shall have the meaning as set forth in the 2004 Director Stock Plan.

Payment to Associated Venture Entity of Non-Employee Director in Lieu of Payment to Non-Employee Director

If a non-employee director so directs the Company, in writing, that his or her Cash Compensation and/or Equity Compensation payable pursuant to this Director Compensation Policy is to be paid to his or her associated venture entity, then from the date of receipt of such writing until the Company receives a writing revoking such direction, the Company shall pay all Cash Compensation and/or Equity Compensation to the associated venture entity so designated by the non-employee director as long as the non-employee director is providing continued service to the Company and entitled to the Cash or Equity Compensation.

Adopted April 20, 2004

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